As filed with the Securities and Exchange Commission on August 6, 2015
SEC File No. 333-205174

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Willamette Valley Vineyards, Inc.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation or organization)	93-0981021 (I.R.S. Employer Identification No.)
8800 Enchanted Way SE
Turner, Oregon 97392
(503) 588-9463
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Bernau
President and Chief Executive Officer
8800 Enchanted Way SE
Turner, Oregon 97392
(503) 588-9463
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David C. Baca Marcus J. Williams Davis Wright Tremaine LLP 1300 SW Fifth Avenue Suite 2400 Portland, Oregon 97201 Tel. (503) 241-2300 Fax (503) 778-5299

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12-b2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Series A Redeemable Preferred Stock	1,445,783	$4.45	$6,000,000	$697

Total			$6,000,000	$697

(1)
This registration statement registers shares of Series A Redeemable Preferred Stock as shall have an aggregate initial offering price not to exceed $6,000,000. The number of shares shown in this column reflects the maximum number of shares issuable in this offering, which is based upon the lowest price at which this offering will be conducted. The actual number of shares to be issued will be based upon the actual sales proceeds received by the registrant as further described herein. In accordance with General Instruction I.B.6 of this Form, the amount shown in column 3 of the above table is less than one-third of the aggregate market value of voting and non-voting common equity held by non-affiliates of the registrant.

(2)
The proposed maximum offering price per share will be based upon a pricing schedule set forth in the sections of the prospectus entitled “Prospectus Summary” and “Determination of Offering Price.” The maximum number of shares to be registered hereunder will be determined on the basis of the offering price, subject to the limit noted in footnote (1) above. The number of shares shown in column 2 assumes that the offering is completed at the lowest offering price, and concomitantly that the registrant issues the maximum number of shares possible. The dollar amount shown in column 3 reflects the maximum offering price per share permitted in this offering.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Previously paid.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.                      Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation of Willamette Valley Vineyards, Inc. (incorporated by reference from the Company’s Regulation A Offering Statement on Form 1-A [File No. 24S-2996])

3.2	Bylaws of Willamette Valley Vineyards, Inc. (incorporated by reference from the Company’s Regulation A Offering Statement on Form 1-A [File No. 24S-2996])

4.1	Certificate of Designation of Series A Redeemable Preferred Stock of Willamette Valley Vineyards, Inc. (Previously Filed)

4.2	Form of Specimen Stock Certificate for Common Stock (incorporated by reference from the Company’s Regulation A Offering Statement on Form 1-A [File No. 24S-2996])

4.3	Amended and Restated Escrow Agreement between Willamette Valley Vineyards, Inc., and OTR, Inc., dated August 6, 2015 (Filed Herewith)

5.1	Opinion of Davis Wright Tremaine LLP (Previously Filed)

10.1
Indemnity Agreement between Willamette Valley Vineyards, Inc. and James W. Bernau dated May 2, 1988 (incorporated by reference from the Company’s Regulation A Offering Statement on Form 1-A [File No. 24S-2996])

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm (Previously Filed)

23.2	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1 as previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Turner, Oregon, on this 6th day of August 2015.

Willamette Valley Vineyards, Inc.

By:	/s/ James W. Bernau
Name:	James W. Bernau
Title:	President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James W. Bernau and Richard F. Goward Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2015.

Signature	Title	Date

/s/ James W. Bernau	Chairperson of the Board,	August 6, 2015
James W. Bernau	President (Principal Executive Officer)

/s/ Richard F. Goward, Jr.	Chief Financial Officer	August 6, 2015
Richard F. Goward, Jr.	(Principal Financial and Accounting Officer

/s/ James L. Ellis*	Director	August 6, 2015
James L. Ellis

/s/ Christopher L. Sarles*	Director	August 6, 2015
Christopher L. Sarles

/s/ Craig Smith*	Director	August 6, 2015
Craig Smith

/s/ Betty M. O’Brien*	Director	August 6, 2015
Betty M. O’Brien

/s/ Stan G. Turel*	Director	August 6, 2015
Stan G. Turel

/s/ Sean M. Cary*	Director	August 6, 2015
Sean M. Cary

*    By James W. Bernau, Attorney in Fact

EXHIBIT INDEX

3.1	Articles of Incorporation of Willamette Valley Vineyards, Inc. (incorporated by reference from the Company’s Regulation A Offering Statement on Form 1-A [File No. 24S-2996])

3.2	Bylaws of Willamette Valley Vineyards, Inc. (incorporated by reference from the Company’s Regulation A Offering Statement on Form 1-A [File No. 24S-2996])

4.1	Certificate of Designation of Series A Redeemable Preferred Stock of Willamette Valley Vineyards, Inc.

4.2	Form of Specimen Stock Certificate for Common Stock (incorporated by reference from the Company’s Regulation A Offering Statement on Form 1-A [File No. 24S-2996])

4.3	Amended and Restated Escrow Agreement between Willamette Valley Vineyards, Inc., and OTR, Inc., dated August 6, 2015 (Filed Herewith)

5.1	Opinion of Davis Wright Tremaine LLP (Previously Filed)

10.1
Indemnity Agreement between Willamette Valley Vineyards, Inc. and James W. Bernau dated May 2, 1988 (incorporated by reference from the Company’s Regulation A Offering Statement on Form 1-A [File No. 24S-2996])

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm (Previously Filed)

23.2	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1 as previously filed)